 Exhibit 10.5

Certain identified information has been excluded from this exhibit because it is both not material and is the type that the registrant treats as private or confidential. Information that was omitted has been noted in this document with a placeholder identified by the mark “[***]”.

Employment Agreement

Carbon Revolution Operations Pty Ltd

and

Jake Dingle

Employment Agreement

Table of Contents

1.	Definitions & Interpretation	3

2.	Position and Duration	5

3.	Remuneration	5

4.	Expenses	6

5.	Duties	6

6.	Service	7

7.	Hours of Work	8

8.	Leave	8

9.	Company Policies and Procedures	9

10.	Occupational Health and Safety	9

11.	Intellectual Property	9

12.	Confidential Information	10

13.	Termination of Employment	11

14.	Restrictive Covenant	12

15.	Suspension	14

16.	Governing Law and Jurisdiction	14

17.	General Provisions	14

Schedule 1 – Remuneration		16

Employment Agreement

Employment Agreement

Date	March 2017
Parties
	1.	Carbon Revolution Operations Pty Ltd (ACN 154 435 355) of Geelong Technology Precinct, 75 Pigdons Road, Waurn Ponds VIC 3216 (the Company).
	2.	Jake Dingle [***] (the Executive)

1.	Definitions & Interpretation

1.1	In this Agreement (including the background) unless the context otherwise requires:

Act means the Fair Work Act 2009 (Cth).

Agreement means the terms and conditions contained in this document, including any Schedules and Attachments, and includes any variations made to it.

Business means the business of the Group.

Business Day means a day which is not a Saturday, Sunday or public holiday in Victoria.

Confidential Information means:

(a)	all information whether oral, graphic, written or in any other form (Information) regarding the current or future business interests, methodology or affairs of the Company;

(b)	all Information that is by its nature confidential, or is designated by the Company as confidential, or which the Executive knows or ought reasonably to be expected to know is confidential; and

(c)	all other Information belonging or relating to the Company,

but excluding:

(d)	any Information which is lawfully already in the public domain, or becomes part of the public domain other than due to the fault of the Executive or any person for whom the Executive is responsible; and

(e)	any Information which is required to be disclosed by law;

Corporations Act means the Corporations Act 2001 (Cth).

Customer means a customer of the Company or a Related Body Corporate with whom the Executive had direct dealings or in relation to whom the Executive had access to Confidential Information in the 12 months prior to the Termination Date.

Employment means the employment of the Executive by the Company under this Agreement.

Employment Agreement

Group means the Company and each Related Body Corporate of the Company from time to time.

Immediate Family means:

(a)	spouse, de facto partner, child, parent, grandparent, grandchild or sibling of the Executive; or

(b)	a child, grandparent, grandchild or sibling of a spouse or de facto partner of the Executive.

Intellectual Property Rights means all present and future intellectual and industrial property rights conferred by statute, at common law or in equity, including (without limitation):

(a)	patents, designs, copyright, rights in circuit layouts, plant breeder’s rights, trade marks, know how, brand names, domain names, inventions, product names, trade secrets, the right to have confidential information kept confidential and other results of intellectual effort in the scientific, technological, bio technological, industrial, literary or artistic and commercial fields, whether or not registered or capable of registration;

(b)	any application or right to apply for registration of any of those rights;

(c)	any registration of any of those rights or any registration of any application referred to in paragraph (b); and

(d)	all renewals and extensions of these rights.

Key Person means a director, employee, agent, associate, contractor or advisor of the Company or a Related Body Corporate with whom the Employee had direct dealings or in relation to whom the Employee had access to Confidential Information in the 12 months prior to the Termination Date

Month means calendar month.

NES means the National Employment Standards.

Position means the position specified in clause 2.1.

Related Body Corporate has the meaning given to it by sections 9 and 50 of the Corporations Act 2001 (Cth).

Termination Date means the date on which the Employment ends for any reason.

1.2	In this Agreement unless the context otherwise requires:

(a)	the singular includes the plural and vice versa;

(b)	the second person singular pronoun includes the possessive;

(c)	each gender includes the other;

(d)	the word “person” means a natural person and any association, body or entity whether incorporated or not;

(e)	headings in this Agreement are for convenience only and do not affect its interpretation or construction;

(f)	a reference to writing includes any communication sent by post, fax or e-mail transmission;

(g)	where any word or phrase is defined, any other part of speech or other grammatical form of that word or phrase has a cognate meaning;

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Employment Agreement

(h)	a reference to any statute, proclamation, rule, code, regulation or ordinance includes any amendment, consolidation, modification, re-enactment or reprint of it or any statute, proclamation, rule, code, regulation or ordinance replacing it;

(i)	all monetary amounts are in Australian currency;

(j)	a reference to time refers to time in Melbourne, Australia;

(k)	mentioning anything after “include”, “includes” or “including” does not limit what else might be included;

(l)	no rule of construction applies to the disadvantage of a party because this Agreement is prepared by (or on behalf of) that party;

(m)	a reference to any thing is a reference to the whole and each part of it;

(n)	a reference to a group of persons is a reference to all of them collectively and to each of them individually;

(o)	words and expressions defined in the Corporations Act as at the date of this Agreement have the meanings given to them in the Corporations Act at that date; and

(p)	a reference to a clause, or paragraph, or schedule or annexure is a reference to a clause or paragraph of, or schedule or annexure to, this Agreement and a reference to this Agreement includes any schedules and annexures.

2.	Position and Duration

2.1	The Executive will be employed by the Company pursuant to this Agreement in the Position of Chief Executive Officer.

2.2	The Company acknowledges that the Executive’s employment with the Company commenced on 1st January 2011 and the Executive’s service from that date will be recognised by the Company for all service related benefits.

2.3	The principal place of work will be located at Geelong, however the Executive may be required to work at other locations, including but not limited to Melbourne.

3.	Remuneration

3.1	The Company will pay the Executive the remuneration as set out in Schedule 1.

3.2	Any variation in the remuneration as set out in the Schedule 1 will be confirmed in writing by the Company.

3.3	The Executive acknowledges that the Executive’s remuneration includes an amount in consideration of the Executive agreeing to be bound by the restraints in clause 14.

3.4	The remuneration will be paid partly in arrears on a fortnightly basis into a bank account nominated by the Executive. Payment will be made on or about the Wednesday of each fortnight.

3.5	Except as expressly provided for in this Agreement, the Executive acknowledges and agrees that the Executive’s remuneration is paid in full satisfaction of any and all entitlements legally payable to the Executive, including penalties, loadings, and allowances, including in respect of overtime and work outside of ordinary hours.

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Employment Agreement

3.6	The Company will pay the statutory superannuation entitlement which is currently 9.5% of the Executive’s total remuneration or the maximum contribution base, whichever is the lesser, or any other level required by law from time to time to a superannuation fund nominated by the Executive.

3.7	The Executive may elect to salary package the Executive’s remuneration with the agreement of the Company, provided that the total cost of the Executive’s remuneration to the Company will not increase due to any salary packaging arrangement including any fringe benefits tax payable by the Company.

3.8	Short Term Incentive Scheme (STI) –

(a)	Each financial year the Company will offer an annual cash based STI to the Executive with a target amount of fifty percent (50%) of the FAR. The amount of STI payable relative to the target will be subject to the achievement of specified performance conditions set by the Board.

(b)	The board will, with input from the Executive, set the performance conditions for the STI scheme at the beginning of each financial year. The Board will award the bonus in respect of the STI Scheme based upon performance against the conditions.

(c)	When a bonus is awarded to the executive under the STI scheme, it will be paid within 60 days of the annual audited accounts becoming available.

(d)	If the executive ceases employment with the company, the STI will be payable pro-rata on the portion of the financial year that the executive was employed.

3.9	The Company will review the executive’s remuneration annually.

4.	Expenses

4.1	In addition to the remuneration payable under clause 3 of this Agreement, all reasonable travel and out of pocket expenses actually and properly incurred by the Executive in the discharge of the Executive’s duties will be reimbursed in accordance with Company policy, providing that the expenses are approved in advance.

4.2	Reimbursement of any expenses incurred other than in accordance with this clause will be entirely at the discretion of the Company.

5.	Duties

5.1	The Executive is required to perform the duties and responsibilities consistent with the Position as assigned to the Executive by the Company and as required to properly perform the Position. These duties and responsibilities may vary from time to time.

5.2	The Executive must:

(a)	act in the best interests of the Company at all times;

(b)	carry out and comply with all lawful and reasonable orders and instructions and policies provided to the Executive by the Company or by its directors or authorised officers in relation to the Employment;

(c)	serve the Company faithfully, efficiently and diligently and exercise all due care and skill in the performance of the Executive’s duties;

(d)	refrain from acting or giving the appearance of acting contrary to the interests of the Company;

(e)	not solicit or attempt to persuade any clients of the Company to use the services of any other businesses;

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Employment Agreement

(f)	carry out all other duties reasonably required by the Company to the best of the Executive’s skills and abilities;

(g)	immediately advise the Company on becoming aware of any matter which may involve wrongdoing by any executive, contractor or officer of the Company or which may adversely affect the interests of the Company;

(h)	conduct himself and dress in a professional and business like manner;

(i)	keep the terms of the Executive’s Remuneration confidential; and

(j)	familiarise himself and comply as necessary with the Company’s Constitution.

5.3	Other appointments

(a)	During the Employment, the Executive may not take up any other employment without the prior written consent of the Company.

(b)	Without limiting clause 5.3(a), the Executive will not, during the Employment, without the prior written consent of the Company, undertake any appointment, position or work that:

(i)	results in the Executive competing with the Company;

(ii)	otherwise adversely affects the Company; or

(iii)	hinders the Executive’s performance of duties owed to the Company.

5.4	Conflict of interest

(a)	The Executive will ensure that there is no conflict between the Company’s interests and the Executive’s personal interests.

(b)	The Executive will make full and complete disclosure to the Company of the existence, nature and extent of any conflict or potential conflict of interest that the Executive may have in any manner or capacity whatever with the Executive’s duties or obligations under this Agreement.

5.5	The Executive warrants that the Executive does not have any injury, illness or incapacity that would or may prevent the Executive from carrying out the inherent requirements of the Position.

6.	Service

6.1	The Executive is required to devote the whole of the Executive’s time, attention and abilities to his duties and responsibilities during working hours and to act in the best interests of the Company at all times.

6.2	During the Employment, the Executive must not, without the prior written consent of the Company, undertake any other employment.

6.3	Without limiting clause 6.2, the Executive must not at any time during the Employment be in any way directly or indirectly engaged or concerned in any other business or undertaking where there is, or is likely to be, a conflict with the interests of the Company, or where this may adversely affect the efficient discharge of the Executive’s duties and responsibilities.

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Employment Agreement

7.	Hours of Work

7.1	The Employment is on a full time basis.

7.2	The Executive will be required to work 40 hours per week plus such reasonable additional hours as are necessary to properly perform the Position taking into account its seniority.

7.3	The Executive acknowledges that:

(a)	the remuneration and other benefits set out Schedule 1 to this Agreement include a provision for the reasonable additional hours which the Executive may be required to work; and

(b)	the Executive has no further entitlement to additional payment or time off in lieu of for all such reasonable additional hours worked by the Executive.

8.	Leave

Annual Leave

8.1	The Executive is entitled to 4 weeks’ annual leave for each 12 months of service with the Company.

8.2	Annual leave accrues on a pro-rata basis and is cumulative in accordance with the Act.

8.3	The Company may require the Executive to take an amount of annual leave in accordance with the Act and will endeavour to give the Executive 4 weeks’ notice if the Executive is required to take an amount of leave.

Personal / Carer’s Leave

8.4	The Executive is entitled to 10 days’ paid personal (sick or carer’s) leave for each 12 months of service with the Company.

8.5	Paid personal leave accrues on a pro-rata basis and is cumulative in accordance with the Act.

8.6	The Company may require the Executive to provide a medical certificate in respect of any period of paid personal leave.

8.7	The Executive is not entitled to any payment in respect of untaken paid personal leave on termination of employment.

Parental Leave

8.8	The Executive may be entitled to unpaid parental leave in accordance with the provisions of the Act.

8.9	The Executive may also be eligible for paid parental leave under the terms of the Paid Parental Leave Act 2010 (Cth).

Compassionate Leave

8.10	The Executive is entitled to two days’ paid compassionate leave for each permissible occasion.

8.11	A permissible occasion is the death, serious injury or serious illness of a member of the Executive’s immediate family or a member of the Executive’s household.

8.12	Notice of compassionate leave must be given to the Company as soon as reasonably practicable after taking compassionate leave.

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Employment Agreement

Long Service Leave

8.13	The Executive is entitled to long service leave in accordance with the Long Service Leave Act 1992 (Vic).

9.	Company Policies and Procedures

9.1	The Executive will at all times comply with the Company’s policies and procedures (as amended from time to time).

9.2	For the avoidance of doubt, such policies and procedures do not form part of this Agreement.

10.	Occupational Health and Safety

10.1	The Executive is required to abide by all Company policies, procedures and manuals relating occupational, health and safety.

11.	Intellectual Property

11.1	All Intellectual Property Rights of any nature in any material developed or created by the Executive (whether before or after the date of this Agreement) in the course of the Executive’s employment with the Company, using the Company’s resources or on Company premises, whether created during business hours or not and whether in the course of the normal duties of the Executive or in the course of duties falling outside the Executive’s normal duties but assigned to the Executive, will be the property of the Company upon creation, and the Executive will have no claim to or interest of any nature in such Intellectual Property Rights.

11.2	To the extent necessary, the Executive hereby assigns to the Company absolutely and beneficially the whole of the Executive’s right, title and interest in the world, whether presently existing or which arises at a date after the date of this Agreement in and to any Intellectual Property Rights developed or created by the Executive (whether before or after the date of this Agreement) in the course of the Executive’s employment with the Company, using the Company’s resources or on Company premises, whether created during business hours or not and whether in the course of the normal duties of the Executive or in the course of duties falling outside the Executive’s normal duties but assigned to the Executive (Assigned Intellectual Property Rights).

11.3	The Executive hereby agrees and undertakes to promptly disclose to the Company any Assigned Intellectual Property Rights upon acquisition, creation or development.

11.4	The Executive irrevocably agrees to promptly execute all documents, forms and authorisations and do all acts and things that the Company considers to be necessary or desirable to give effect to this Agreement and to absolutely vest in the Company full right, title and interest in and to all of the Assigned Intellectual Property Rights.

11.5	At the Company’s request and expense, the Executive undertakes to assist the Company, whether during the course of or subsequent to the termination of the Employment, in connection with any controversy or legal proceeding relating to any Assigned Intellectual Property rights and in obtaining domestic or foreign patent or other protection covering the same.

11.6	The Executive hereby irrevocably appoints the Company and each of its directors severally as and to be the attorney of the Executive to do anything and execute any document which the Executive is required to do or execute pursuant to or in connection with the assignment of Intellectual Property Rights under this Agreement and which the Executive has failed to do or execute. This power of attorney is granted to secure the performance of the Executive’s obligations to the Company in relation to the assignment of Intellectual Property Rights under this Agreement.

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Employment Agreement

Moral Rights

11.7	The Executive consents to the doing of any acts or making of any omissions by the Company, its employees, servants, agents, licensees and assigns that infringe the Executive’s moral rights in any works made by the Executive in the course of the Employment, including:

(a)	not naming the Executive as the author of a work; or

(b)	amending or modifying (whether by changing, adding to or deleting/removing) any part of a work but only if the Executive is not named as the author of the amended or modified work,

whether those acts or omissions occur before, on or after the date of this Agreement.

11.8	The Executive acknowledges that the Executive’s consent to the acts or omissions set out in clause 11.7 is genuinely given without duress of any kind and that the Executive has been given the opportunity to seek legal advice on the effect of giving this consent.

11.9	The Executive’s obligations under this clause 11 survive the termination of the Employment for any reason.

12.	Confidential Information

12.1	The Executive acknowledges that through the course of the Employment or otherwise, the Executive may obtain access to, or become aware of, Confidential Information which is of commercial value to the Company and which is owned by and will at all times remain the property of the Company.

12.2	The Executive must:

(a)	only use the Confidential Information for the purposes of performing, and to the extent necessary to perform, the Executive’s duties in the course of the Employment;

(b)	not memorise, modify, reverse engineer or make copies, notes or records of the Confidential Information for any purpose other than in connection with the performance of the Executive’s duties;

(c)	except as permitted by clause 12.2(a), keep in the strictest confidence all Confidential Information and not disclose to any person any Confidential Information without the consent of the Company;

(d)	not use, or modify any Confidential Information for the Executive’s own use or benefit or the use or benefit of any third party; and

(e)	on termination of the Employment or at the request of the Company at any time, promptly disclose and deliver up to the Company, all Confidential Information including copies in the Executive’s possession, custody or control.

12.3	The Executive’s obligations under this clause 12 survive the termination of the Employment for any reason.

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Employment Agreement

13.	Termination of Employment

13.1	The Company may terminate the Employment at any time by giving the Executive 12 month’s notice in writing.

13.2	The Executive may terminate the Employment at any time by giving the Company 6 months’ notice in writing.

13.3	Following the giving of notice by the Company or the Executive, the Company may:

(a)	make a payment in lieu of notice in respect of part or all of the notice period;

(b)	direct the Executive for part or all of the notice period to do any of the following (whether alone or in combination):

(i)	perform alternative duties; or

(ii)	perform no duties; or

(iii)	not attend for work.

13.4	The Company may terminate the Employment summarily without notice or any further payment to the Executive if the Executive:

(a)	commits serious misconduct;

(b)	commits a serious or persistent breach of any term or condition of this Agreement;

(c)	refuses or fails to comply with a lawful and reasonable directive of the Company;

(d)	engages in any fraudulent or dishonest conduct;

(e)	is intoxicated at work to the extent that the Executive cannot perform the Executive’s duties;

(f)	is convicted of any serious or indictable criminal offence; or

(g)	engages in any conduct which brings or may bring the Company into disrepute;

(h)	is made bankrupt or enters into any composition or arrangement with or for the benefit of his creditors generally.

13.5	On termination of the Employment, the Executive must as soon as practicable:

(a)	return to the Company all property, materials and items belonging to the Company in the Executive’s possession custody or control; and

(b)	resign any office as a director of the Company, and the Executive hereby irrevocably appoints the Company Secretary of the Company as his attorney to do all such acts and things as are necessary to resign on his behalf and give effect to the resignation.

13.6	If the Executive does not give the Company the period of notice referred to in clause 14.2 in writing or the Executive leaves the Employment during the period of notice, the Executive agrees that the Company is entitled to withhold (to the fullest extent permitted by law) from any monies owing to the Executive an amount representing the salary the Executive would have earned for the number of weeks or days of the notice period that the Executive did not work

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Employment Agreement

14.	Restrictive Covenant

14.1	The Executive acknowledges that:

(a)	through the course of Employment with the Company, the Executive has and will:

(i)	become possessed of Confidential Information the disclosure or use of which could materially harm the Company or its Related Bodies Corporate and that clause 12 of this Agreement does or may not sufficiently protect the Company’s interests in this regard;

(ii)	be provided with access to and contact with customers of the Company or its Related Bodies Corporate such that the Executive may be in a position to gain special knowledge of such customers and influence or control their custom after termination of the Executive’s employment with the Company; and

(iii)	be in a position to detrimentally impact the Company’s interest in maintaining staff stability;

(b)	the Executive has been afforded the opportunity to obtain legal advice in relation to this Agreement, including without limitation the restraints contained in this clause 14;

(c)	the Executive’s remuneration has been calculated taking into account the Executive’s obligations under this clause 14 and as such part of that remuneration is paid in consideration for the Executive’s compliance with this clause 14.

14.2	During the Restraint Period, the Executive must not, in any capacity including on the Executive’s own account or for or on behalf of any person or entity or in any other way or by any other means:

(a)	in the Restraint Area, participate in, promote, carry on, assist or otherwise be directly or indirectly concerned with or involved in, financially or otherwise (whether as a member, shareholder, unit-holder, director, consultant, advisor, contractor, principal, agent, manager, executive, beneficiary, partner, associate, trustee, financier or in any other capacity) any business, activity, or operation that is the same as, substantially similar to, or competitive with, the Business or any material part of it;

(b)	canvass or solicit any Customer to provide custom to anyone other than the Company or a Related Body Corporate, provide services the same or similar to those provided by the Company or a Related Body Corporate to any Customer, or endeavour to do any of those things;

(c)	canvass, solicit, encourage, or induce, or endeavour to canvas, solicit, encourage or induce any Key Person to leave that office, employment, agency or association or to enter into employment or any other association with any other person, firm or company;

(d)	otherwise interfere to the detriment of the Company or a Related Body Corporate of the Company with its business or the relationship between the Company or a Related Body Corporate of the Company and any Customer or Key Person.

14.3	For the purposes of this clause:

(a)	the Restraint Period is each of the following periods after the Termination Date separately:

(i)	24 months;

(ii)	18 months;

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Employment Agreement

(iii)	15 months;

(iv)	12 months;

(v)	9 months;

(vi)	6 months;

(vii)	3 months.

(b)	the Restraint Area is each of the following areas separately;

(i)	Australia, Europe, North America, South America, Asia, India;

(ii)	Australia, Europe, North America;

(iii)	Australia;

(iv)	Victoria;

(v)	Melbourne;

(vi)	within 15 kilometres of the Company’s premises at which the Executive was principally based.

14.4	Each covenant in clauses 14.2 and 14.3 is a separate and independent covenant by the Executive. Each covenant may be combined and each combination is a separate covenant and restriction, although they are cumulative in effect.

14.5	For the avoidance of any doubt, it any of the separate and independent covenants or restrictions set out in this clause is or becomes invalid or unenforceable for any reason:

(a)	clause 17.3 applies; and

(b)	without limiting clause 14.5(a), if the covenant or restriction in question would be valid or enforceable if any activity was deleted or the Restraint Period or Restraint Area was reduced, then that provision must be read down by deleting that activity, or reducing the Restraint Period or Restraint Area, to the minimum extent necessary to achieve that result.

14.6	The Executive acknowledges that each of the restrictions imposed by this clause:

(a)	is reasonable in its extent (as to duration and restrained conduct) having regard to the interests of each party to these terms;

(b)	extends no further, in any respect, than is reasonably necessary for the maintenance and protection of the business of the Company and its goodwill; and

(c)	do not unreasonably restrict the Executive’s right to carry on the Executive’s profession or trade.

14.7	Nothing in this clause precludes the Executive from owning marketable securities of a corporation or trust which are listed on a recognised stock exchange in Australia or elsewhere provided that the Executive holds not more than 5% of the total marketable securities of the corporation or trust. This ownership limit does not apply to marketable securities of a corporation or trust that is associated with Carbon Revolution Limited., or Carbon Revolution Operations Pty. Ltd.

14.8	The Executive acknowledges that damages may be inadequate compensation for breach of the obligations contained in this clause and the Company may, for itself and on behalf of the Company, seek to restrain, by an injunction or similar remedy, any conduct or threatened conduct by the Executive which is a breach or may constitute a breach of this clause.

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14.9	The Executive’s obligations under this clause 14 survive the termination of the Employment for any reason.

15.	Suspension

15.1	Where the Company considers it necessary, it may direct the Executive not to attend work on full pay, whilst it conducts an investigation into any concerns relating to the Executive’s conduct or performance as an executive or for any other reason.

16.	Governing Law and Jurisdiction

16.1	This Agreement is governed by and is to be construed under the laws in force in Victoria.

16.2	The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Agreement, its performance or subject matter.

17.	General Provisions

17.1	This Agreement states all of the express terms of the agreement between the parties in respect of its subject matter. It supersedes all prior discussions, negotiations, understandings and agreements in respect of its subject matter.

17.2	No failure, delay, relaxation or indulgent conduct by the Company or the Executive in exercising any power or right conferred upon it under the Agreement will operate as a waiver of that power or right. No single or partial exercise of any power or right precludes any other or future exercise of it, or the exercise of any other power or right under the Agreement.

17.3	If a provision in this Agreement is wholly or partly void, illegal or unenforceable in any relevant jurisdiction that provision or part must, to that extent, be treated as deleted from this Agreement for the purposes of that jurisdiction. This does not affect the validity or enforceability of the remainder of the provision or any other provision of this Agreement.

17.4	The Agreement may not be varied except by written agreement.

17.5	This Agreement continues to apply and bind the Executive and the Company, notwithstanding any variation to the Executive’s position, title, reporting or duties.

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Employment Agreement

Schedule 1 – Remuneration

Remuneration applicable to the Position:

Base Salary per annum	$392,537
Employer Superannuation (9.5%)	$37,291
Fixed Annual Remuneration (FAR)	$429,828

Short Term Incentive Scheme

Each financial year the company will offer an annual cash based STI to the Executive with a target amount of fifty percent (50%) of the FAR. The amount of STI payable relative to the target will be subject to the achievement of specified performance conditions set by the Board.

The Board will award the bonus in respect of the STI Scheme based upon performance against the conditions.

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